UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NOBLE ROMAN’S, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

On July 5, 2023, Noble Roman’s, Inc. issued the following press release:

NEWS BULLETIN

RE: NOBLE ROMAN'S, INC.

6612 E. 75th Street, Suite 450

Indianapolis, IN 46250

FOR ADDITIONAL INFORMATION, CONTACT:

For Media Information: Scott Mobley, President & CEO (smobley@nobleromans.com)

For Investor Relations: Paul Mobley, Executive Chairman (pmobley@nobleromans.com)

Mike Cole, Investor Relations: 949-444-1341 (mike.cole@mzgroup.us)

Noble Roman’s Postpones Annual Meeting to Now Be Held on August 10, 2023

(Indianapolis, Indiana) – July 5, 2023 - Noble Roman’s, Inc. (OTCQB: NROM) (the “Company”), the Indianapolis based franchisor and licensor of Noble Roman’s Pizza and Noble Roman’s Craft Pizza & Pub, today issued a press release regarding its 2023 annual meeting of shareholders (the “Annual Meeting”).

The Company postponed the Annual Meeting originally scheduled for July 6, 2023, now to be held on August 10, 2023 to allow adequate time for stockholders to return their proxies and for the proxies to be tabulated. Paul W. Mobley, Executive Chairman of the Company, postponed the Annual Meeting 10:30 a.m. on August 10, 2023, at the conference room in Heritage Park at 6612 E. 75th Street, Indianapolis, Indiana 46250. For the avoidance of doubt, the record date for shareholders to be eligible to vote at the reconvened Annual Meeting continues to be June 5, 2023.

The Company encourages all of its shareholders who have not yet voted with respect to the Annual Meeting to vote as soon as practicable in accordance with the materials previously sent to its shareholders.

Important Additional Information

The company, its directors and certain of its executive officers are participants in the solicitation of proxies from the company’s shareholders in connection with its upcoming 2023 Annual Meeting. The company filed its definitive proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2023 in connection with any such solicitation of proxies from the company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information can also be found in the company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed on April 13, 2023. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the company’s website at www.nobleromans.com under the heading “Investor Relations.”

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